UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Base Salaries for Executive Officers. On January 8, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Ignyta, Inc. (the “Company”) established the base salaries to be paid to the executive officers listed below (the “Executive Officers”), effective retroactively to January 1, 2015. In determining individual salaries, the Committee considers various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies. The following 2015 base salaries were established:

Name	Title	Base Salary
Jonathan Lim, M.D.	President and Chief Executive Officer	$488,000
Jacob Chacko, M.D.	Chief Financial Officer	$352,000
Zachary Hornby	Chief Operating Officer	$355,000
Robert Wild, Ph.D.	Chief Scientific Officer and Senior Vice President, Research	$343,000
Adrian Senderowicz, M.D.	Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs	$375,000
Matthew Onaitis	General Counsel	$343,000

2. Bonuses Payable to Executive Officers. On January 8, 2015, the Committee approved cash bonuses to be paid to the Executive Officers. The bonuses related to such officers’ performance and the Company’s performance during 2014, prorated as applicable for Executive Officers that were hired during the year. The bonuses to be paid to the Executive Officers are as follows:

Name	Title	Amount of Bonus
Jonathan Lim, M.D.	President and Chief Executive Officer	$205,000
Jacob Chacko, M.D.	Chief Financial Officer	$76,073
Zachary Hornby	Chief Operating Officer	$144,900
Robert Wild, Ph.D.	Chief Scientific Officer and Senior Vice President, Research	$39,270
Adrian Senderowicz, M.D.	Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs	$31,500
Matthew Onaitis	General Counsel	$115,920

3. Option Grants. Also on January 8, 2015, the Committee granted options to the Executive Officers under the Company’s 2014 Incentive Award Plan (the “Plan”). The options related to such officers’ performance and the Company’s performance during 2014, prorated as applicable for Executive Officers that were hired during the year. The number of options received by each Executive Officer is as follows:

Name	Title	Number of Options Received
Jonathan Lim, M.D.	President and Chief Executive Officer	100,000
Jacob Chacko, M.D.	Chief Financial Officer	25,200
Zachary Hornby	Chief Operating Officer	48,000
Robert Wild, Ph.D.	Chief Scientific Officer and Senior Vice President, Research	13,200
Adrian Senderowicz, M.D.	Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs	8,400
Matthew Onaitis	General Counsel	44,160

All of such stock options will initially be unvested and will vest as follows, subject in each case to the Executive Officer’s continued employment with the Company: one fourth of the options will vest on January 8, 2016, and 1/36 of the remaining stock options will vest on the first day of each month thereafter. The options may also be subject to accelerated vesting pursuant to the terms of the Company’s Severance and Change in Control Severance Plan (the “Severance Plan”).

4. Issuances of Restricted Stock Units. Also on January 8, 2015, in consideration of performance during 2014, the Committee approved the one-time issuance of restricted stock units (“RSUs”) under the Plan, as follows:

Name	Title	Number of RSUs Received
Zachary Hornby	Chief Operating Officer	50,000
Matthew Onaitis	General Counsel	20,000

All of such RSUs will initially be unvested and will vest as follows: one hundred percent of such RSUs will vest on January 8, 2020. The RSUs may also be subject to accelerated vesting pursuant to the terms of the Severance Plan. In order to have his RSUs vest, an Executive Officer must be employed by the Company on the applicable vesting date.

The foregoing description of the RSUs is qualified in its entirety by reference to the full text of the form of RSU agreement under the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

5. Annual Cash Bonus Targets. Also on January 8, 2015, the Committee set the target percentages for determining annual bonuses for the Executive Officers for 2015, expressed as a percentage of the applicable executive officer’s annual base salary, as follows:

Title	Annual Cash Bonus Target
President and Chief Executive Officer	50%
Other Executive Officers	35%

The target represents a target cash bonus amount, eligibility for all or a portion of which will be subject to (i) the applicable Executive Officer’s achievement of performance objectives, determined annually by the Committee, and (ii) the discretion of the Committee to approve bonus amounts that are higher or lower than the stated target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2015	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
Name: Jonathan E. Lim, M.D.
Title: President and Chief Executive Officer